Exhibit 99.2

1.    2001 vs. 2000 First Quarter Earnings

                                          Three Months        Three Months
                                          Ended 3/31/01       Ended 3/31/00

  Reported Earnings (diluted)...........       $ 1.60              $ 0.55
  Western Resources
  Acquisition costs.....................         0.05                0.00
                                            ----------          ----------
  Ongoing Earnings......................       $ 1.65              $ 0.55
                                            ==========          ==========

2.    Electric Sales and Revenues

                                     Three Months     Three Months
MWh Sales                            Ended 3/31/01    Ended 3/31/00   % Change

Retail..........................       1,718,565        1,655,150            4%

Wholesale.......................       3,158,131        3,363,587           6)%
                                    -------------   --------------    ---------

Total Sales.....................       4,876,696        5,018,737          (3)%
                                    =============   ==============    =========

Revenues (In Thousands)
Retail..........................        $126,217         $121,386            4%

Wholesale.......................         410,661          100,257          310%

Other...........................           7,716            4,754           62%
                                    -------------   --------------    ---------

Total Revenues..................        $544,594         $226,397          141%
                                    =============   ==============    =========

3.    Key Dates

May 1-3      PNM Management to visit East Coast.
May 6-8      AGA Conference in Orlando, FL.
May 23-25    EEI Financial Conference in New York.
July 1       Required approval date for new holding company, PNM Resources, Inc.
July 3       PNM Annual Shareholder Meeting.
July 25      KCC issues final order on KGE/KPL rate cases.


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4.    Issues Update

    Issue                                         Status

Restructuring in          Legislation  passed  this year  delays  open  access
New Mexico                and corporate  separation until 2007.  The bill
                          requires approval of a holding company and allows PNM to invest in or build non-regulated generation.


Expedited                 A second bill passed in this year's legislature limits
Approvals of              the NMPRC to 6 months to approve siting of major
New  Generation           generation resources and transmission lines in New
                          Mexico.


Amendment  to             The PNM board of  directors  made  changes  to PNM's
NM Business               corporate bylaws and the articles of incorporation of
Corporation Act           the new holding company that reduce the necessary
by State                  standard for shareholder approval of  mergers,
Legislature               acquisitions,   share  exchanges  and  certain  other
                          transactions from a two-thirds "super majority" to a simple majority of outstanding shares. PNM shareholders will be asked to ratify the changes to the holding company articles at its July 3 annual meeting.

Credit Quality            PNM continues to sell power to as many  as 180
Update                    approved wholesale customers. These parties all have
                          credit limits which are designed to protect the company.


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